ClearOne, Inc. Reports First Quarter 2022 Financial Results

  Quarterly overall Year-over-Year Revenue up by 7%.
  Sequential quarterly revenue up by 5%
  Strong performance from microphone, core audio conferencing, and personal conferencing products drive revenue growth

SALT LAKE CITY, UTAH – May 19, 2022 – ClearOne Inc. (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three months ended March 31, 2022.

"We are pleased with a strong start to 2022.  Notwithstanding the significant challenges posed by the global supply chain crisis that have deeply impacted our industry negatively, ClearOne was able to deliver impressive revenue gains lead by our ground-breaking BMA 360 and BMA-CT based solutions and backed by a strong performance from traditional ceiling microphones and personal audio conferencing products," said Zee Hakimoglu, CEO of ClearOne.

"Our gross margin continues to be challenged by various factors including the increase in material costs of critical electronic components due to the once-in-a-generation extraordinary global supply chain crisis, as well as burgeoning inflation causing freight, labor, and general cost increases in the production and logistics chain," Hakimoglu added.

"We are committed to realizing the full potential of our business by focusing on factors that are within our control through timely and decisive strategic planning and decision making. This includes driving our global team to meet our 2022 goals to launch a host of new innovative products that we believe will intercept important new market demands while bringing fresh revenue opportunities to ClearOne, demonstrating the power of our diversified portfolio of products, and aggressively mitigating the impact of inflation and supply chain obstacles.  On all fronts, including our litigation against Shure, we look forward to a fruitful year ahead," Hakimoglu concluded.

Recent Highlights

  In March 2022, the Company filed motions asking the U.S. District Court of Northern Illinois to schedule trial dates for two key cases that ClearOne filed against Shure in that District Court, which together allege patent infringement of three ClearOne patents and misappropriation of ClearOne’s trade secrets. The Court denied that request without prejudice in April 2022.
  In January 2022, the Company filed a motion asking the U.S. District Court of Delaware to schedule a trial date on ClearOne’s counterclaims of unfair competition and tortious interference with business relations. Shure opposed that motion and asked the Court to stay proceedings on ClearOne’s counterclaims. The Court has yet to decide on these motions.
  This week, our BMA 360 was awarded the prestigious Best in Market Award at Integrated Systems Europe (ISE), the world’s largest AV and systems integration show. The microphone was one of only three winners in this year’s program presented by leading industry publication Sound & Video Contractor. The 2022 Best in Market Awards is the BMA 360’s sixth industry accolade since its launch in 2020.
  Also in May, DIALOG® 10, the industry’s only pro-quality single-channel wireless USB microphone system won a 2022 Top New Technology (TNT) Award in the Microphone category. TNT Awards recognize new and outstanding products and services in the commercial and residential AV industry and this program is hosted by industry-leading publications CE Pro and Commercial Integrator. This is the second win for DIALOG® 10 having won a 2022 NSCA Excellence in Product Innovation Award in February 2022.
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Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

  Revenue in  2022-Q1 was $7.5 million, compared to $7.0 million in 2021-Q1 and $7.2 million in 2021-Q4. The increase in year-over-year revenue was mainly due to a 23% increase in microphones and a 13% increase in audio conferencing products which were partially offset by a 22% decrease in video products. Increase in revenue from microphones and core audio conferencing products continued to be driven by our new solutions incorporating our beamforming BMA-CT and BMA 360 array ceiling tiles and professional audio mixers. Despite this year-over-year revenue growth in microphones and core audio conferencing products, revenue from our audio conferencing products and microphones remain far below levels achieved prior to infringement of our strategic patents.
  GAAP gross profit in 2022-Q1 was $2.8 million compared to $3.0 million in 2021-Q1 and $2.6 million in 2021-Q4. GAAP gross profit margin was 37.3% in  2022-Q1, compared to 42.7% in  2021-Q1 and 36.6% in  2021-Q4. The gross profit margin was negatively impacted due to increase in material costs due to continuing supply chain constraints, and increased freight and tariff costs, which were partially offset by the absence of inventory obsolescence costs in 2022-Q1.
  Operating expenses in 2022-Q1 were $4.7 million, compared to $4.5 million in 2021-Q1 and $5.1 million in 2021-Q4. Non-GAAP operating expenses in 2022-Q1 were $4.0 million, compared to $4.0 million in 2021-Q1 and $4.4 million in 2021-Q4.
  GAAP net loss in 2022-Q1 was $2.0 million, or $0.08 per share, compared to net loss of $1.7 million, or $0.09 per share, in 2021-Q1 and net loss of $2.3 million, or $0.10 per share, in 2021-Q4. Non-GAAP net loss in  2022-Q1 was $1.3 million, or $0.05 per share, compared to net loss of $1.1 million, or $0.06 per share, in 2021-Q1 and net loss of $1.6 million, or $0.07 per share, in 2021-Q4. The year-over-year increase in Non-GAAP was primarily due to reduced gross profit caused by higher cost of goods sold as a percentage of revenue.
($ in 000, except per share)	Three months ended March 31,
	2022	2021	Change in % Favorable/(Adverse)
GAAP
Revenue	$7,545	$7,038	7
Gross profit	2,816	3,003	(6)
Operating expenses	4,669	4,527	(3)
Operating loss	(1,853)	(1,524)	(22)
Net loss	(1,967)	(1,655)	(19)
Diluted loss per share	(0.08)	(0.09)	11
Non-GAAP
Non-GAAP gross profit	$2,818	$3,006	(6)
Non-GAAP operating expenses	3,966	3,988	1
Non-GAAP operating loss	(1,148)	(982)	(17)
Non-GAAP net loss	(1,262)	(1,113)	(13)
Non-GAAP Adjusted EBITDA	(1,069)	(886)	(21)
Non-GAAP loss per share (diluted)	(0.05)	(0.06)	17

Balance Sheet Highlights

As of  March 31, 2022, cash, cash equivalents and investments were $2.4 million, compared to $4.1 million as of December 31, 2021. As of March 31, 2022, the Company carried a debt of $3.0 million on account of senior convertible notes issued in December 2020 and a Paycheck Protection Program (PPP) loan obtained in April 2020. The PPP Loan was forgiven in April 2022.

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About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value and the possible outcomes of litigation, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2021 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K and the Public Filings.

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CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,422	$1,071
Marketable securities	398	1,790
Receivables, net of allowance for doubtful accounts of $326 and $326, respectively	5,077	4,991
Inventories, net	9,865	10,033
Income tax receivable	7,540	7,535
Prepaid expenses and other assets	3,370	4,021
Total current assets	27,672	29,441
Long-term marketable securities	542	1,220
Long-term inventories, net	3,210	3,567
Property and equipment, net	676	744
Operating lease - right of use assets, net	1,383	1,537
Intangibles, net	24,675	25,086
Other assets	4,596	4,597
Total assets	$62,754	$66,192
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,125	$5,388
Accrued liabilities	2,826	2,549
Deferred product revenue	46	54
Short-term debt	1,336	3,481
Total current liabilities	8,333	11,472
Long-term debt, net	1,359	1,535
Operating lease liability, net of current	871	1,026
Other long-term liabilities	655	655
Total liabilities	11,218	14,688

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 23,948,587 and 22,410,126 shares issued and outstanding, respectively	24	22
Additional paid-in capital	74,831	72,795
Accumulated other comprehensive loss	(280)	(241)
Accumulated deficit	(23,039)	(21,072)
Total shareholders' equity	51,536	51,504
Total liabilities and shareholders' equity	$62,754	$66,192

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CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands, except per share values)

	Three months ended March 31,
	2022	2021
Revenue	$7,545	$7,038
Cost of goods sold	4,729	4,035
Gross profit	2,816	3,003

Operating expenses:
Sales and marketing	1,560	1,573
Research and product development	1,353	1,274
General and administrative	1,756	1,680
Total operating expenses	4,669	4,527

Operating loss	(1,853)	(1,524)

Interest expense	(101)	(112)
Other income, net	3	(5)

Loss before income taxes	(1,951)	(1,641)

Provision for income taxes	16	14

Net loss	$(1,967)	$(1,655)

Basic weighted average shares outstanding	23,897,305	18,775,773
Diluted weighted average shares outstanding	23,897,305	18,775,773

Basic loss per share	$(0.08)	$(0.09)
Diluted loss per share	$(0.08)	$(0.09)

Comprehensive loss:
Net loss	(1,967)	(1,655)
Unrealized gain (loss) on available-for-sale securities, net of tax	(28)	(2)
Change in foreign currency translation adjustment	(11)	(12)
Comprehensive loss	(2,006)	(1,669)

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CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended March 31,
	2022	2021
GAAP gross profit	$2,816	$3,003
Stock-based compensation	2	3
Non-GAAP gross profit	$2,818	$3,006

GAAP operating loss	$(1,853)	$(1,524)
Stock-based compensation	35	31
Amortization of intangibles	670	511
Non-GAAP operating loss	$(1,148)	$(982)

GAAP net loss	$(1,967)	$(1,655)
Stock-based compensation	35	31
Amortization of intangibles	670	511
Non-GAAP net loss	$(1,262)	$(1,113)

GAAP net loss	$(1,967)	$(1,655)
Number of shares used in computing GAAP loss per share (diluted)	23,897,305	18,775,773
GAAP loss per share (diluted)	$(0.08)	$(0.09)
Non-GAAP net loss	$(1,262)	$(1,113)
Number of shares used in computing Non-GAAP loss per share (diluted)	23,897,305	18,775,773
Non-GAAP loss per share (diluted)	$(0.05)	$(0.06)

GAAP net loss	$(1,967)	$(1,655)
Stock-based compensation	35	31
Depreciation	76	101
Amortization of intangibles	670	511
Interest expense	101	112
Provision for income taxes	16	14
Non-GAAP Adjusted EBITDA	$(1,069)	$(886)

Contact:

Bob Griffin

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

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